                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY
                                                                  --------------

                               TELECORP PCS, INC.


                  Senior Subordinated Discount Notes Due 2011



                         SECURITIES PURCHASE AGREEMENT

                           Dated as of April 3, 2001

                                TABLE OF CONTENTS


                                                                            Page

1.       Sale; Closings.......................................................2

         1.1      Closings....................................................2
         1.2      Payment.....................................................3
         1.3      Legal Fees..................................................3

2.       Representations, Warranties and Agreements of the Company............3

         2.1      Private Placement...........................................3
         2.2      Organization................................................3
         2.3      Authority...................................................4
         2.4      Legality of Securities Purchase Agreement...................4
         2.5      Legality of Registration Rights Agreement...................4
         2.6      Legality of Indenture.......................................4
         2.7      Legality of Notes...........................................4
         2.8      No Conflict.................................................5
         2.9      SEC Documents; Undisclosed Liabilities......................5
         2.10     Litigation..................................................6
         2.11     Restraints on Issuance......................................6
         2.12     Compliance with Laws and Agreements.........................6
         2.13     Licenses....................................................7
         2.14     Taxes.......................................................7
         2.15     Investment Company; Public Utility Holding Company..........7
         2.16     Management Controls.........................................7
         2.17     Insurance...................................................7
         2.18     Intellectual Property.......................................8
         2.19     Properties..................................................8
         2.20     Labor Matters...............................................8
         2.21     ERISA.......................................................8
         2.22     Environmental...............................................9
         2.23     Business Practices..........................................9
         2.24     Integration.................................................9
         2.25     No General Solicitation.....................................9
         2.26     No Business with Cuba.......................................9
         2.27     No Material Adverse Change..................................9
         2.28     Fee Licenses...............................................10
         2.29     Communications Act.........................................10
         2.30     Build-Out Plan.............................................10
         2.31     Certain Fees...............................................11
         2.32     Margin Securities..........................................11
         2.33     Capitalization.............................................11

3.       Representations of Purchaser........................................11

         3.1      Authority..................................................11

         3.2      Legality of Securities Purchase Agreement..................11
         3.3      No Conflict................................................11
         3.4      Securities Act.............................................12

4.       Agreements of the Company...........................................12

         4.1      Reports....................................................12
         4.2      Blue Sky Qualification.....................................12
         4.3      Integration................................................13
         4.4      No General Solicitation....................................13
         4.5      No Offers..................................................13
         4.6      Rule 144...................................................13
         4.7      Investment Company Act.....................................13
         4.8      Availability of Company Personnel..........................14
         4.9      Satisfactory Objections....................................14
         4.10     Net Proceeds...............................................14
         4.11     TeleCorp/Tritel Consent....................................14

5.       Conditions..........................................................14

         5.1      Disclosure; Representations and Warranties.................14
         5.2      Corporate Proceedings......................................14
         5.3      Opinions...................................................15
         5.4      Registration Rights Agreement..............................15
         5.5      Indenture; Notes...........................................15
         5.6      Material Adverse Change....................................15
         5.7      Downgrade of Debt Securities...............................15
         5.8      Procurement Contract.......................................15
         5.9      Consents, Agreements.......................................15
         5.10     No Actions Pending.........................................16
         5.11     Purchase Permitted By Applicable Law.......................16
         5.12     Fees.......................................................16
         5.13     Documentation..............................................16
         5.14     No Events of Default.......................................16

6.       Termination.........................................................16

7.       Special Event of Default............................................16

8.       Definitions.........................................................17

9.       Fees and Expenses...................................................19

10.      Survival of Representations and Warranties..........................20

11.      Amendments and Waivers..............................................20

12.      Notices, etc........................................................20

13.      Indemnification.....................................................21

14.      Successors and Assigns..............................................21

15.      Miscellaneous.......................................................21

16.      Submission To Jurisdiction; Waivers.................................22

17.      WAIVERS OF JURY TRIAL...............................................22


Schedule A     Purchaser Information
Schedule 2.2   Subsidiaries
Schedule 2.18  Intellectual Property
Schedule 2.28  Fee Licenses
Schedule 2.33  Capitalization
Annex A        Form Exchange and Registration Rights Agreement
Exhibit A      Form Purchase Agreement
Exhibit B-1    Form Legal Opinion of Cadwalader, Wickersham & Taft
Exhibit B-2    Form Legal Opinion of Mintz Levin Cohn Ferris Glovsky
                and Popeo, P.C.
Exhibit C      Form Legal Opinion of Wiley, Rein & Fielding
Exhibit D      Form Indenture

TeleCorp PCS, Inc.
1010 North Glebe Road
Arlington, Virginia 22201

                  Senior Subordinated Discount Notes due 2011

                                                                   April 3, 2001

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey  07974

Ladies and Gentlemen:

          TeleCorp PCS, Inc., a Delaware corporation (the "Company"), has
                                                           -------
authorized and proposes to issue and sell up to $425,000,000 in gross proceeds of its Senior Subordinated Discount Notes due 2011 (the "Notes"). The Notes
                                                         -----
will be issued pursuant to an Indenture to be dated as of April 6, 2001 substantially in the form attached as Exhibit D hereto (the "Indenture") between
                                      ---------              ---------
the Company and Firstar Bank, N.A., as trustee (the "Trustee") and will be
                                                     -------
guaranteed on an unsecured senior subordinated basis by each of the Subsidiary Guarantors (as defined in the Indenture), if any; provided that such amount
                                                  --------
shall be reduced dollar for dollar by the principal amount of any notes issued after the date hereof under the Note Purchase Agreement.

          On or prior to the May 13, 2002, the Company will issue and sell to you pursuant to the terms of the Indenture and, subject to the terms of this Agreement, you will purchase from the Company, Notes yielding to the Company up to $425,000,000 of gross proceeds.

          You and your direct and indirect transferees will be entitled to the benefits of one or more Exchange and Registration Rights Agreements substantially in the form attached hereto as Annex A (the "Registration Rights
                                                           -------------------
Agreement") pursuant to which the Company will agree to file with the Securities
---------
and Exchange Commission (the "Commission") (i) a registration statement (the
                              ----------
"Exchange Offer Registration Statement") under the Securities Act of 1933 (the
--------------------------------------
"Securities Act") registering an issue of senior subordinated discount notes of
---------------
the Company (the "Exchange Notes") which are identical in all material respects
                  --------------
to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or registration rights) and (ii) under certain circumstances, a shelf registration statement under the Securities Act (the "Shelf Registration Statement").
-----------------------------

          Certain capitalized terms used in this Agreement are defined in

Section 8; all references to a "Schedule" or an "Exhibit" are, unless otherwise
---------
specified, to a Schedule or an Exhibit attached to this Agreement.

     The Company hereby agrees with you as follows:

     1. Sale; Closings.
        ---------------


     1.1 Closings. (a) The following sales of Notes to be purchased by you shall
         --------
take place (each a "Closing") as follows: (i) on the Initial Closing Date (the
                    -------
"April Closing") you shall purchase the Company's senior subordinated discount
 -------------
notes with a yield of 11.0%, yielding to the Company gross proceeds of $100,000,000 (the "April Notes"), (ii) on the October Closing Date, you shall
                   -----------
purchase the Company's senior subordinated discount notes with a yield of 11.0%, yielding to the Company gross proceeds of $100,000,000 (the "October Notes") and
                                                             -------------
(iii) after the October Closing Date, at any time and from time to time upon at least five (5) Business Days' notice given by the Company specifying the amount of Market Notes to be purchased and the purchase date (each a "Market Note
                                                               -----------
Notice"), you shall purchase the Company's senior subordinated discount notes
------
(the "Market Notes"), and together with the April Notes and the October Notes,
      ------------
the "Notes") with a yield equal to the lesser of (x) 12% and (y) 25 basis points
     -----
below the average of the closing sale yield for the TeleCorp Wireless, Inc. senior subordinated discount notes due 2009 (the "Wireless Notes") as quoted by
                                                  --------------
three (3) market makers of the Wireless Notes, chosen in good faith by the Company and you on or before September 15, 2001, over the five (5) trading days prior to the delivery of the Market Note Notice, yielding to the Company gross proceeds of an aggregate of $225,000,000 (the "Market Note Facility"). Each
                                               --------------------
closing shall occur on the applicable Closing Date or such other time as the Company and you may agree and at such location as the Company and you may agree.

     (b) The Company may make multiple draws on the Market Note Facility; provided, that (i) each draw shall be in an amount yielding to the Company gross
--------
proceeds of at least $50,000,000 and (ii) the Company shall not make more than three (3) draws in the aggregate. The Market Note Facility shall terminate on May 13, 2002.

     (c) The April Closing shall be subject to the satisfaction on the Initial Closing Date of each of the conditions set forth in Section 5. If within five
                                                    ---------
(5) business days after the Initial Closing Date you enter into a secondary sales agreement substantially similar to the form attached hereto as Exhibit A
                                                                     ---------
with one or more secondary purchasers, the Company will enter into a further agreement with you giving you, upon the closing of the transaction provided for in the secondary sales agreement, the benefits of the representations, warranties and indemnification contained in such agreement. In connection with the transactions described in the preceding sentence, if requested by any secondary purchaser, at the closing of such transactions, the Company, concurrent with receipt of a termination of the Registration Rights Agreement with you, will enter into a substantially similar agreement with such secondary purchasers. All Closings subsequent to the April Closing shall be subject solely to the satisfaction of the conditions contained in Sections 5.1, 5.4, 5.5, 5.8,
                                                   ------------  ---  ---  ---
5.9(b), 5.11(a) and 5.14 (collectively the "Subsequent Conditions"); provided,
------  -------     ----                    ---------------------    --------
that if you deliver written notice to the Company that you will be entering into a concurrent sale of the October Notes or the Market Notes, as applicable, with one or more secondary purchasers (such notice to be delivered not less than ten
(10) business days prior to the October Closing and within two (2) business days of any Market Note Notice) the Company (i) shall use its good faith efforts to enter into a purchase agreement with such secondary purchasers which the Company reasonably believes has customary terms and conditions and, in respect of any such sale, shall enter into a supplemental agreement with you which the Company reasonably believes corresponds to the purchase agreement with such secondary purchasers (it being understood that, (x) the Company's failure to enter into an agreement, either with such secondary purchasers or you, shall not relieve you of your obligations to purchase Notes hereunder and (y) if such agreements are entered into and the secondary sales contemplated by such agreements are not consummated, such agreements shall be terminated and the October Closing or Market Closing, as applicable, shall be subject only to the satisfaction on the applicable Closing Date of each of the Subsequent Conditions) and (ii) solely in respect of any Market Note Closing Date, will extend such Closing Date by up to five (5) business days or such further additional time as may be necessary to accommodate such secondary sale; provided
                                                                        --------
that in no event will the Company be required to extend such Closing Date by more than ten (10) business days in the aggregate.

     (d) At each Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000 as you may reasonably request in a notice to the Company not less than two (2) Business Days prior to the applicable Closing
Date) dated the applicable Closing Date and registered in your name (or in the name of your nominee).

     (e) Each issuance of Notes shall be pursuant to the Indenture and the parties shall have entered into one or more registration rights agreements each of which is substantially identical to the Registration Rights Agreement.

     1.2 Payment. Payment for each of the Notes shall be in immediately
         -------
available funds.

     1.3 Legal Fees. On the Closing Date, the Company will pay the reasonable
         ----------
fees and disbursements of your special counsel in connection with the transactions contemplated by this Agreement and thereafter the Company will promptly pay additional reasonable fees and disbursements of such special counsel incurred in connection with such transactions.

     2. Representations, Warranties and Agreements of the Company. The Company
        ---------------------------------------------------------
represents and warrants to, and agrees with you as follows (provided that the
                                                            --------
Transactional Representations shall be qualified by disclosure in the Company's SEC Documents):

     2.1 Private Placement. Assuming the accuracy of your representations and
         -----------------
warranties contained in Section 3 and your compliance with the agreements set
                        ---------
forth therein, it is not necessary, in connection with the issuance and sale of the Notes to you and the offer, resale and delivery of the Notes by you in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").
      -------------------

     2.2 Organization. Except as set forth in Schedule 2.2 hereto, the Company
         ------------                         ------------
has no subsidiaries and holds no minority interest in any entity. The Company and each of its subsidiaries have been duly incorporated or formed and are validly existing as corporations, limited liability companies or limited partnerships in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not, singularly or in the aggregate, be reasonably expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, business or business prospects of the Company and its subsidiaries taken as a whole, (ii) the ability of the Company or any of its subsidiaries to perform its obligations under the Transaction Documents or (iii) the validity or enforceability of any Transaction Document or the rights and remedies of the Holders of the Notes (a "Material
                                                                    --------
Adverse Effect").
--------------

     2.3 Authority. The Company has full right, power and authority to execute
         ---------
and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Notes (collectively, the "Transaction Documents") and to perform its
                              ---------------------
obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

     2.4 Legality of Securities Purchase Agreement. This Agreement has been duly
         -----------------------------------------
authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

     2.5 Legality of Registration Rights Agreement. The Registration Rights
         -----------------------------------------
Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     2.6 Legality of Indenture. The Indenture has been duly authorized by the
         ---------------------
Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

     2.7 Legality of Notes. The Notes have been duly authorized by the Company
         -----------------
and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, entitled to the benefits of the Indenture and enforceable against the Company as issuer, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     2.8 No Conflict. The execution, delivery and performance by the Company of
         -----------
each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (other than as provided by the Indenture) pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except where such conflict, breach, violation, default or lien, charge or encumbrance would not, singularly or in the aggregate, have a Material Adverse Effect and (b) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws as provided in the Registration Rights Agreement, (iii) which the failure to obtain could not reasonably be expected to have a Material Adverse Effect or (iv) which are otherwise not material in the context of the sale of the Notes.

     2.9 SEC Documents; Undisclosed Liabilities. Since March 30, 2000, the
         --------------------------------------
Company and its subsidiaries have filed with the Commission all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein, the "SEC Documents") required to be
                                             -------------
filed under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"). As of their respective dates, the SEC Documents complied in all
 ------------
material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the SEC Documents, or (iii) incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries taken as a whole.

     2.10 Litigation. There are no legal or governmental proceedings pending to
          ----------
which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, other than proceedings described in the SEC Documents affecting the wireless communications industry generally which (i) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (ii) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     2.11 Restraints on Issuance. (a) To the best knowledge of the Company, no
          -----------------------
action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or suspends the sale of the Notes in any jurisdiction; (b) no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Notes in any jurisdiction; (c) no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

     2.12 Compliance with Laws and Agreements. Neither the Company nor any of
          ------------------------------------
its subsidiaries is (i) in violation of its charter, by-laws, operating agreement or limited partnership agreement, as appropriate, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clause (ii) or clause
(iii), for any default or violation that could not reasonably be expected to have a Material Adverse Effect.

     2.13 Licenses. Except as disclosed in the SEC Documents, the Company and
          --------
each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

     2.14 Taxes. The Company and each of its subsidiaries have filed all
          -----
federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

     2.15 Investment Company; Public Utility Holding Company. Neither the
          ---------------------------------------------------
Company nor any of its subsidiaries is (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended (the Investment Company Act), and the rules and regulations of the Commission thereunder or (ii) a holding company or a subsidiary company of a holding company or an affiliate thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     2.16 Management Controls. The Company and each of its subsidiaries maintain
          -------------------
a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to financial assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences to the extent necessary.

     2.17 Insurance. The Company and each of its subsidiaries have insurance
          ---------
covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, determined by reference to the insurance maintained by other companies in the wireless communications industry. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

     2.18 Intellectual Property. Except as disclosed in Schedule 2.18, the
          ---------------------                         --------------
Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

     2.19 Properties. The Company and each of its subsidiaries have good and
          ----------
marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

     2.20 Labor Matters. No labor disturbance by or dispute with the employees
          -------------
of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

     2.21 ERISA. No prohibited transaction (as defined in Section 406 of the
          -----
Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975
                                                       -----
of the Internal Revenue Code of 1986, as amended from time to time (the "Code"))
                                                                         ----
or accumulated funding deficiency (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code has filed for or received a favorable determination letter from the Internal Revenue Service and the Company has not amended any such pension plan in any way that could reasonably be expected to cause the loss of such qualification.

     2.22 Environmental. There has been no storage, generation, transportation,
          -------------
handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

     2.23 Business Practices. Neither the Company nor, to the best knowledge of
          ------------------
the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     2.24 Integration. Neither the Company nor any of its affiliates has,
          -----------
directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Notes in a manner that would require registration of the Securities under the Securities Act.

     2.25 No General Solicitation. None of the Company or any of its affiliates
          -----------------------
or any other person acting on its or their behalf has engaged, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

     2.26 No Business with Cuba. None of the Company or any of its subsidiaries
          ---------------------
does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

     2.27 No Material Adverse Change. Since July 10, 2000, (i) there has been no
          --------------------------
material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business,
(iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     2.28 Fee Licenses. (i) The Company and its subsidiaries have the full use
          ------------
and benefit of all broadband personal communications services ("PCS") licenses
                                                                ---
issued by the Federal Communications Commission (the "FCC") to the Company and
                                                      ---
its subsidiaries (the "Licenses") necessary to operate assets constituting a radio communications system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by the Company or any of its subsidiaries in the Major Trading Areas (as defined in 47 C.F.R. 24.202) and the Basic Trading Areas (as defined in 47 C.F.R. 24.202) listed on Parts A, B, C and D of Schedule 2.28
                                                                  -------------
and each other area in which the Company or any of its subsidiaries conducts a broadband PCS business; (ii) such Licenses have been duly issued by the FCC, are (in the case of Licenses listed on Parts A, B, C and D of Schedule 2.28) or will
                                                          -------------
be (upon consummation of the relevant transaction in the case of Licenses listed on Parts E and F of Schedule 2.28) held by a wholly owned subsidiary of the
                    -------------
Company and are in full force and effect and (iii) the Company and its subsidiaries are in compliance in all material respects with all the provisions of each such License held by any of them.

     2.29 Communications Act. (i) The Company and each of its subsidiaries are
          ------------------
in compliance in all material respects with the Communications Act of 1934, and
                                                ------------------
any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, as amended and as in effect from time to time (collectively, the "Communications Act"), and all requirements of the FCC, including the rules for holding very small business licenses (as defined in 47 C.F.R. 24.720 and 24.839); (ii) the Company has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect; (iii) no event has occurred which (A) has resulted in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or
(B) affects or could reasonably be expected in the future to affect any of the rights of the Company or any of its subsidiaries under any License held by the Company or any of its subsidiaries in any respect which could reasonably be expected to have a Material Adverse Effect; (iv) the Company and each of its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed under the Communications Act, and all such filings were when made true, correct and complete in all material respects; and (v) the Company has no reason to believe that each License of the Company or any of its subsidiaries will not be renewed in the ordinary course.

     2.30 Build-Out Plan. TeleCorp Wireless is in compliance in all material
          --------------
respects with its Minimum Build-Out Plan, as defined in the Securities Purchase Agreement dated January 23, 1998, among AT&T Wireless PCS Inc., TWR Cellular, Inc., the Cash Equity

Investors (as identified therein), the TeleCorp Investors (as identified therein), Gerald Vento, Thomas Sullivan and TeleCorp Wireless (the "Equity
                                                                    ------
Securities Purchase Agreement").
------------------------------



     2.31 Certain Fees. No broker's or finder's fee or commission has been paid
          ------------
or will be payable by the Company with respect to the offer, issue and sale of the Notes or with respect to the transactions contemplated hereunder and the Company hereby indemnifies you against, and will hold you harmless from, any claim, demand or liability asserted against you for broker's or finder's fees alleged to have been incurred by the Company or any other Person (other than you or your affiliates) in connection with any such offer, issue and sale or the transactions contemplated hereunder or any of the other transactions contemplated by this Agreement.

     2.32 Margin Securities. None of the proceeds of the sale of the Securities
          -----------------
will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a purpose credit within the meanings of Regulation T, U or X of the Federal Reserve Board.

     2.33 Capitalization. As of the Closing Date, the Company will have an
          --------------
authorized capitalization as set forth in the SEC Documents; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Documents. All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth on Schedule 2.33, are
                                                          -------------
owned directly or indirectly by the Company, free and clear of any Lien.

     3. Representations of Purchaser. You represent, warrant and agree that
        ----------------------------

     3.1 Authority. You have the full right, power and authority to execute and
         ---------
deliver this Agreement and to perform your obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

     3.2 Legality of Securities Purchase Agreement. This Agreement has been duly
         ------------------------------------------
authorized, executed and delivered by you and constitutes your valid and legally binding agreement.

     3.3 No Conflict. The execution, delivery and performance by you of this
         -----------
Agreement and compliance by you with the terms hereof and the consummation of the transactions contemplated hereby:

     (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of your property or assets pursuant to any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which you are party or by which you are bound or to which any of your property or assets is subject, nor will such actions result in any violation of the provisions of your charter or by-laws or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over you or any of your properties or assets; except where such conflict, breach, violation, default or
                      ------
lien, charge or encumbrance could not reasonably be expected to have, singularly or in the aggregate, a material adverse effect on (i) your condition (financial or otherwise), results of operations, business or business prospects, (ii) your ability to perform your obligation under this Agreement or (iii) the validity or enforceability of this Agreement;

     (b) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by you of this Agreement and compliance by you with the terms hereof and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws as provided in the Registration Rights Agreement, (iii) the failure to obtain could not reasonably be expected to have a material adverse effect (as set forth in clauses (i), (ii) and (iii) of paragraph (a) above) or (iv) which are otherwise not material in the context of the purchase of the Notes.

     3.4 Securities Act. (a) You are purchasing the Notes pursuant to a private
         ---------------
sale exempt from registration under the Securities Act and (b) you have not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     4. Agreements of the Company. The Company agrees:
        -------------------------

     4.1 Reports. For so long as the Notes are outstanding, to furnish to you
         -------
copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the Holders of the Notes pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder.

     4.2 Blue Sky Qualification. The Company shall promptly take from time to
         -----------------------
time such actions as you may reasonably request to qualify the Notes for offering and sale under the securities or blue sky laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as required for the resale of the Notes; and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as you may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

     4.3 Integration. The Company shall not, and the Company shall cause its
         -----------
affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities
Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act.

     4.4  No General Solicitation.  Except following the effectiveness of the
          -----------------------
Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, the Company shall not, shall cause its affiliates not to, and shall not authorize or knowingly permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by
Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Notes.

     4.5  No Offers.  For a period of 180 days from the Initial Closing Date,
          ---------
the Company shall not offer for sale, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than (i) the Notes or the Exchange Securities, (ii) notes issued by the Company pursuant to the Note Purchase Agreement (iii) debt securities issued or guaranteed by the Company or any of its subsidiaries pursuant to credit arrangements with a vendor or supplier or any financial institution acting on behalf of such vendor or supplier; provided that any such vendor credit arrangement contains terms prohibiting the remarketing of all debt securities issued or guaranteed thereunder for a period of not less than 180 days from the Closing Date, (iv) the 11 5/8% Senior Subordinated Discount Notes issued by TeleCorp Wireless pursuant to an Indenture dated April 23, 1999 and the Telecorp Wireless Notes, (v) the Tritel 2011 Notes and (vi) any debt securities issued by the Company or any of its subsidiaries to the U.S. Government in connection with the acquisition of any License from the FCC or any debt securities assumed by the Company or any of its subsidiaries in connection with the acquisition of any License or any entity engaged in a Permitted Business (as defined in the Indenture).

     4.6 Rule 144. During the period from the Closing Date until two years after the Closing Date, without your prior written consent, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     4.7  Investment Company Act.  For two years following the date on which the
          ----------------------
Notes are issued, the Company will not be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder.

     4.8  Availability of Company Personnel.  In connection with the offering of
          ---------------------------------
the Notes, the Company will make its officers, employees, independent accountants and legal counsel reasonably available upon request by you. Notwithstanding anything to the contrary contained herein, no Company officer, director, employee or other representative shall be required to go on a road show related to the sale of the Notes by you or any selling agent or agents or underwriter or underwriters.

     4.9  Satisfactory Objections.  The Company shall do and perform all things
          -----------------------
required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and shall use commercially reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Notes.

     4.10  Net Proceeds.  The Company shall apply the net proceeds from the sale
           ------------
of the Notes for general corporate purposes.

     4.11  TeleCorp/Tritel Consent.  To the extent not previously obtained, the
           -----------------------
Company shall use its reasonable best efforts to obtain under the Tritel Credit Agreement or the TeleCorp Wireless Credit Agreement, as applicable, the consent contemplated under the definition of the "TeleCorp/Tritel Consent" .

     5.  Conditions.  Your obligation to purchase the Notes hereunder is subject
         -----------
to the accuracy, on and as of the date hereof and the Initial Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company of its respective obligations hereunder, and, subject to Section 1.1, to each of
                                                      -----------
the following additional terms and conditions:

     5.1  Disclosure; Representations and Warranties.  You shall not have
          ------------------------------------------
discovered and disclosed to the Company on or prior to the Closing Date that any written material delivered by the Company to you taken as a whole contains any untrue statement of a fact which is material or omits to state any fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading. The representations and warranties of the Company contained in this Agreement which are not qualified by Material Adverse Effect shall be correct in all material respects when made and at the time of such Closing and the representations and warranties of the Company contained in this Agreement that are qualified by Material Adverse Effect shall be correct when made and at the time of such Closing; provided, that with respect to any
                                           --------
Closing after the April Closing, such conditions shall apply only to the Standard Representations.

     5.2  Corporate Proceedings.  All corporate proceedings and other legal
          ---------------------
matters incident to the authorization, form and validity of each of the Transaction Documents, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to you, and the Company shall have furnished to you all documents and information that you or your counsel may reasonably request to enable them to pass upon such matters.

     5.3  Opinions.  Each of Cadwalader, Wickersham & Taft and Mintz Levin Cohn
          --------
Ferris Glovsky and Popeo, P.C., shall have furnished to you its written opinion, as counsel to the Company, addressed to you and dated the Closing Date, in form and substance reasonably satisfactory to you addressing the matters set forth in Exhibit B, and Wiley, Rein & Fielding shall have furnished to you its written
---------
opinion, as special communications counsel to the Company, addressed to you and dated as of the Closing Date, in form and substance reasonably satisfactory you addressing the matters set forth in Exhibit C.
                                    ---------

     5.4  Registration Rights Agreement.  You shall have received a counterpart
          -----------------------------
of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

     5.5  Indenture; Notes.  The Indenture shall have been duly executed and
          ----------------
delivered by the Company and the Trustee and shall be in full force and effect, and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

     5.6  Material Adverse Change.  Except for the Merger, the Telecorp Wireless
          -----------------------
Notes and the Tritel 2011 Notes, subsequent to July 10, 2000, there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement.

     5.7  Downgrade of Debt Securities.  Subsequent to July 10, 2000, (i) no
          ----------------------------
downgrading shall have occurred in the rating accorded any of the Company's or its subsidiaries' debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations under the Securities Act, and (ii) no such organization shall have publicly announced that is has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's or any of its subsidiaries' debt securities or preferred stock.

     5.8  Procurement Contract.  The Procurement Contract (including Amendment
          --------------------
No. 8 thereto dated as of July 14, 2000) shall be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, shall be in full force and effect and no default or breach by the Company shall have occurred thereunder which is continuing or the Company shall have satisfied all its obligations (including its purchase commitments) pursuant to the Procurement Contract.

     5.9  Consents, Agreements.  The Company shall have obtained all consents
          --------------------
and waivers under (a) any term of any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound including, without limitation, any consents or waivers required under the TeleCorp Wireless Credit Agreement including the TeleCorp/Tritel Consent, or (b) any term of any applicable law, ordinance, rule or regulation of any

Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, in each case, necessary or appropriate in connection with this Agreement, the Equity Securities Purchase Agreement and the Procurement Contract, and such consents and waivers shall be in full force and effect on the Closing Date. A complete and correct copy of each such consent and waiver shall have been delivered to you.

     5.10  No Actions Pending.  There shall be no suit, action, investigation,
           ------------------
inquiry or other proceeding by or before any Governmental Authority or any other Person or any other legal or administrative proceeding, pending or, to the Company's knowledge, threatened, which questions the validity or legality of the transactions contemplated hereunder or the payment, prepayment, administration, sale or other disposition of the Notes or performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes and seeks damages or injunctive or other equitable relief in connection therewith.

     5.11  Purchase Permitted By Applicable Law.  On the Closing Date, your
           ------------------------------------
purchase of Notes (a) shall be permitted by the laws and regulations of each jurisdiction to which you are subject and (b) shall not subject you to any tax (other than taxes based on net income) or penalty.

     5.12  Fees.  The fees required to be paid on the Closing Date under
           ----
Section 1.3 shall have been paid.
-----------

     5.13  Documentation.  All opinions, letters, evidence and certificates
           -------------
mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to you.

     5.14  No Events of Default.  There shall not have occurred and be
           --------------------
continuing any event of default under the Notes or under any debt instrument of TeleCorp Wireless, Tritel, Inc. or any of their respective subsidiaries if the total amount of indebtedness issued thereunder exceeds $100,000,000.

     6.  Termination.  You may terminate the obligations hereunder, in your
         -----------
absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, the events described in Section 5.8 shall have occurred and be continuing.
             -----------

     7.  Special Event of Default.  Until the occurrence of any of the Special
         ------------------------
Default Release Conditions, the parties hereto agree and the Trustee acknowledges that it shall be an Event of Default under the Indenture and that the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes may exercise any of the remedies contemplated thereunder if the Company shall be in default of or shall breach any of its obligations under the Procurement Contract (provided that you shall
                                                       --------
have given TeleCorp Wireless any notice of such default as required under the Procurement Contract and any cure period under the Procurement Contract shall have expired) and as a result thereof such Procurement Contract shall have terminated. The Company and you agree that if the Trustee shall fail to execute the acknowledgment set forth at the foot of this Agreement on or prior to the

Initial Closing Date, the Indenture shall be amended to include the provisions contained in the first sentence of this Section; provided that, as between the
                                                 --------
Company and you, this Agreement (notwithstanding the lack of such acknowledgement) shall be in full force and effect.

     8.  Definitions.  As used herein the following terms have the following
         -----------
respective meanings:

         Affiliate:  any Person directly or indirectly controlling or
         ---------
controlled by or under common control with another Person or any subsidiary of such other Person; provided that, for purposes of this definition, "control"
                   --------
(including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         Business Day: the meaning specified in the Indenture.
         ------------

         Closing Date:  the Initial Closing Date, the October Closing Date and
         ------------
each Market Note Closing Date.

         Default:  the meaning specified in the Indenture.
         -------

         Event of Default:  the meaning specified in the Indenture.
         ----------------

         Governing Documents: as to any Person, its articles or certificate of
         -------------------
incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, or the other organizational or governing documents of such Person.

         Governmental Authority:  any nation or government, any state or other
         ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Holders:  the meaning specified in the Indenture.
         -------

         Indebtedness:  the meaning specified in the Indenture.
         ------------

         Initial Closing Date:  April 6, 2001.
         --------------------

         Iowa Market:  the meaning given to such term in the Procurement
         -----------
Contract.

         Lien:  the meaning specified in the Indenture.
         ----

         Market Note Closing Date:  the date specified from time to time for
         ------------------------
the purchase of Market Notes in Market Note Notices.

         Merger:  the meaning given to such term in the Merger Agreement.
         ------

          Merger Agreement:  the Agreement and Plan of Reorganization and
          ----------------
Contribution dated as of February 28, 2000 by and among TeleCorp Wireless, Tritel and AT&T Wireless, as amended.

          Note Purchase Agreement:  The Note Purchase Agreement dated as of May
          -----------------------
11, 1998, as amended and restated on October 21, 1999, between TeleCorp Wireless and Lucent Technologies Inc., as further amended.

          October Closing Date:  October 1, 2001.
          --------------------

          Person:  an individual, a partnership, an association, a joint
          ------
venture, a corporation, a limited liability Company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

          Procurement Contract:  The General Agreement for Purchase of Personal
          --------------------
Communication Systems and Services effective as of May 12, 1998 between TeleCorp Wireless, Inc. (formerly known as TeleCorp PCS, Inc.) and you as Vendor (the

"Vendor"), as amended.
-------

          Reasonable best efforts:  shall mean prompt, substantial and
          -----------------------
persistent efforts as a prudent Person desirous of achieving a result would use in a similar circumstances; provided that the Company, shall be required to
                            --------
expend only such resources as are commercially reasonable in the applicable circumstances.

          Special Default Release Conditions:  the first to occur of the
          ----------------------------------
following events: (i) none of the Notes are then held by you or your affiliates, (ii) the Company shall have acquired from the Vendor, shall have deployed and shall have paid all amounts to the Vendor with respect to one mobile switching center and fifty base stations for Iowa Markets and one mobile switching center and one hundred base stations for Wisconsin Markets and (iii) the Exchange Notes shall have been issued.

          Standard Representations:  the representations and warranties
          ------------------------
contained in Sections 2.1, 2.3 through 2.8, 2.11(b), 2.15, 2.24, 2.25 and 2.32.
             ------------  ---         ---  -------  ----  ----  ----     ----

          Subsidiary:  with respect to any Person, any corporation or other
          ----------
entity at least 50% (by number of votes) of the Voting Stock or voting power of which is at the time owned by such Person or by one or more subsidiaries or by such Person and one or more subsidiaries. Unless otherwise indicated, all references to subsidiaries shall be deemed reference to the Company's subsidiaries.

          Telecorp Wireless Notes: the 10 5/8% Senior Subordinated Notes issued
          -----------------------
by TeleCorp Wireless pursuant to an Indenture dated July 14, 2000

          TeleCorp Wireless:  TeleCorp Wireless, Inc. (formerly known as
          -----------------
TeleCorp PCS, Inc.), a Delaware corporation.

          TeleCorp/Tritel Wireless Consent:  the written consent of the Lenders
          --------------------------------
under the TeleCorp Wireless Credit Agreement or the Tritel Credit Agreement permitting TeleCorp Wireless or Tritel, as the case may be, to make Restricted Payments (as defined under the

TeleCorp Wireless Credit Agreement or the Tritel Credit Agreement, as the case may be ) to the Company or any of its subsidiaries (as directed by the Company), in cash, and without restriction, in an amount equal to the proceeds of any equity investment contributed by the Company directly or indirectly to Tritel or TeleCorp Wireless or any of their respective subsidiaries from the proceeds of the Notes (the amount of such equity investment to be determined in good faith by the board of directors of the Company), which dividends shall be payable not later than the first date on which a cash interest payment is required to be made in respect of the Notes, such amount not to exceed the amount of excess cash flow generated after the date such equity investment first occurs or the amount of scheduled payments of principal and interest).

          TeleCorp Wireless Credit Agreement:  the Credit Agreement dated as of
          ----------------------------------
July 17, 1998, as amended, waived or otherwise modified from time to time, among TeleCorp Wireless, the financial institutions named therein as lenders, The Chase Manhattan Bank, as Administrative Agent and Issuing Bank, TD Securities
(USA) Inc., as Syndication Agent, and Bankers Trust Company, as Documentation Agent.

          Transactional Representations:  the representation and warranties
          -----------------------------
contained in Sections 2.10, 2.13, 2.14, 2.16 through 2.23, 2.27 through 2.30 and
                      ----  ----  ----  ----         ----  ----         ----
2.33.
----

          Tritel: Tritel, Inc., a Delaware corporation.
          ------

          Tritel 2011 Notes:  the 10 3/8% Senior Subordinated Notes due 2011
          -----------------
issued by Tritel PCS, Inc. pursuant to an Indenture dated as of January 24, 2001.

          Tritel Credit Agreement:  the meaning specified in the Indenture.
          -----------------------

          Wisconsin Market:  the meaning specified in the Procurement  Contract.
          ----------------

          Voting Stock:  with reference to any corporation, stock of any class
          ------------
or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

     9.  Fees and Expenses.  Whether or not the transactions contemplated by
         -----------------
this Agreement shall be consummated, the Company will pay all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Indenture, the Notes and the Registration Rights Agreements, including, without limitation: (a) the cost and expenses of preparing and reproducing this Agreement, the Indenture and the Registration Rights Agreement and the Notes, of furnishing all opinions by counsel for the Company (including any opinions requested by your special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) the cost of delivering to your principal office, insured to your satisfaction, the Notes sold to you hereunder and any Notes delivered to you upon any substitution of Notes pursuant to the terms of the Indenture, and of your delivering any Notes, insured to your satisfaction, upon any such substitution; (c) the costs of preparing the Exchange Offer Registration Statement, the Shelf Registration Statement, if any, and the Exchange Notes as set forth in the Registration Rights Agreements; (d) the reasonable expenses and disbursements of special counsel for the Holders of the Notes in connection with such transactions and any such amendments or waivers; (e) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of counsel to such parties) and (f) the reasonable out-of-pocket expenses incurred by you in connection with such transactions and any such amendments or waivers. The Company also will pay, and will save you and each Holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders and any and all liabilities with respect to any taxes (including interest and penalties but excluding taxes measured by or payable with respect to gross or net income) which may be payable in respect of the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the issue of the Notes and any amendment or waiver under or in respect of this Agreement, the Indenture, the Registration Rights Agreement and the Notes. The obligation of the Company under this Section 9 shall survive any disposition or payment of the
                       ---------
Notes and the termination of this Agreement.

     10.  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, the purchase of the Notes by you under this Agreement and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

     11.  Amendments and Waivers.  Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and you.

     12.  Notices, etc.  Except as otherwise provided in this Agreement, notices
          -------------
and other communications under this Agreement shall be in writing and shall be delivered by hand or courier service, or mailed by registered or certified mail, return receipt requested, addressed, (a) if to you, at the address set forth in Schedule A or at such other address as you shall have furnished to the Company
----------
in writing, with respect to payments on Notes held by you or your nominee, or
(b) if to any other Holder of any Note, at such address as such other Holder shall have furnished to the Company in writing, or, until any such other Holder so furnishes to the Company an address, then to and at the address of the last Holder of such Notes who has furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of the Chief Financial Officer, with copies to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, N.Y. 10038, Attn: Brian Hoffmann, and McDermott, Will & Emery, 28 State Street, Boston, MA 02109, Attn: John B. French, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other Holder in writing. Any notice so addressed and delivered by hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three Business Days after being so mailed.

     13.  Indemnification.  The Company will indemnify and hold harmless each
          ---------------
Holder of Notes and each person who controls a Holder within the meaning of the Securities Act or the Exchange Act and each of the Holder's subsidiaries and each Holder's respective directors, officers, employees, agents and advisors (any and all of whom are referred to as the "Indemnified Party") from and
                                             -----------------
against any and all losses, claims, damages and liabilities, whether joint or several (including all legal fees or other expenses reasonably incurred by counsel for any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise, caused by or arising out of, this Agreement or any transaction contemplated hereby or thereby (including, without limitation, any of the foregoing relating to the violation of, non-compliance with or liability under any environmental law applicable to the operations of the Company or its subsidiaries), other than, with respect to any Indemnified Party, losses, claims, damages or liabilities that are the result of the gross negligence or willful misconduct of such Indemnified Party.

          Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding; provided that the
                                                        --------
failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 13 with respect to
                                                  ----------
such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, but the Company will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties.

          The agreements in this Section 13 shall survive repayment of the Notes
                                 ----------
and all other amounts payable hereunder.

     14.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the Company, the Holders and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes without the prior written consent of each Holder.

     15.  Miscellaneous.  This Agreement shall be binding upon and inure to the
          -------------
benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders at the time of the Notes or any part thereof. This Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE

CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     16.  Submission To Jurisdiction; Waivers.  The Company hereby irrevocably
          -----------------------------------
and unconditionally:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 12 OR AT SUCH OTHER ADDRESS OF WHICH YOU SHALL HAVE
                     ----------
BEEN NOTIFIED PURSUANT THERETO;

     (d) AGREES THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

     (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS
SECTION 16 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
----------

     17.  WAIVERS OF JURY TRIAL.  THE COMPANY AND YOU HEREBY IRREVOCABLY AND
          ---------------------
UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                 Very truly yours,


                                 TELECORP PCS, INC.

                                 By: /s/ Thomas H. Sullivan
                                    ____________________________
                                    Title:  Executive Vice President
                                            and Chief Financial Officer
The foregoing Agreement is
hereby agreed to as of the
date thereof.

LUCENT TECHNOLOGIES INC.


By: /s/ Robert Grant
   ______________________
   Title:  Director

Solely for purpose of Section 7
Acknowledged and Agreed
FIRSTAR BANK, N.A.
as Trustee



By: /s/ Frank Leslie
   ______________________
   Title:  Vice President

                                   SCHEDULE A
                                   ----------

                             PURCHASER INFORMATION

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974

                                   EXHIBIT A
                                   ---------

                               PURCHASE AGREEMENT

                                  EXHIBIT B-1
                                  -----------

                             FORM LEGAL OPINION OF
                         CADWALADER, WICKERSHAM & TAFT

                                  EXHIBIT B-2
                                  -----------

                             FORM LEGAL OPINION OF
                MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.

                                   EXHIBIT C
                                   ---------

                             FORM LEGAL OPINION OF
                             WILEY, REIN & FIELDING

                                   EXHIBIT D
                                   ---------

                                 FORM INDENTURE